EX-99.A4-2

Exhibit 24(b)(8)(i)

Amendment No. 29 to Participation Agreement between AEGON/Transamerica Series Fund, Inc.,

and TFLIC dated May 1, 2004

AMENDMENT NO. 29 TO

PARTICIPATION AGREEMENT AMONG

AEGON/TRANSAMERICA SERIES FUND, INC.,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

PEOPLES BENEFIT LIFE INSURANCE COMPANY,

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

Amendment No. 29 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), Peoples Benefit Life Insurance Company (“Peoples”), Transamerica Occidental Life Insurance Company (“TOLIC”), and Transamerica Life Insurance and Annuity Company (“TALIAC”) dated July 1, 1992, as amended (“Participation Agreement”).

WHEREAS, the Fund’s Board of Directors approved resolutions for the following changes to go into effect April 30, 2004: a name change of the following portfolios: Dreyfus Mid Cap to J.P. Morgan Mid Cap Value, Dreyfus Small Cap Value to Transamerica Small/Mid Cap Value, American Century Income & Growth to American Century Large Company Value and PBHG/NWQ Value Select to Mercury Large Cap Value; restructuring of the Janus Balanced portfolio to Transamerica Balanced; and the mergers of the following portfolios: Alger Aggressive Growth into Transamerica Equity, LKCM Strategic Total Return into Transamerica Value Balanced, GE U.S. Equity into Great Companies – AmericaSM, PBHG Mid Cap Growth into Transamerica Growth Opportunities, BlackRock Global Science & Technology Opportunities into Great Companies—TechnologySM, BlackRock Mid Cap Growth into Transamerica Equity, BlackRock Large Cap Value into Mercury Large Cap Value, Templeton Great Companies Global into Janus Global and then a name change of Janus Global to Templeton Great Companies Global; and

NOW, THEREFORE, IT IS HEREBY AGREED that Schedule B to the Participation Agreement is hereby amended to reflect the various name changes to certain portfolios due to the mergers listed above.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

TRANSAMERICA LIFE INSURANCE COMPANY			AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer			By its authorized officer

By:	/s/ Larry N. Norman		By:	/s/ John K. Carter
	Larry N. Norman			John K. Carter
	Title:	President		Title:	Vice President, Secretary and General Counsel

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY			PEOPLES BENEFIT LIFE INSURANCE COMPANY
By its authorized officer			By its authorized officer

By:	/s/ Larry N. Norman		By:	/s/ Larry N. Norman
	Larry N. Norman			Larry N. Norman
	Title:	Vice President		Title:	Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY			TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
By its authorized officer			By its authorized officer

By:	/s/ Priscilla I. Hechler		By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler			Priscilla I. Hechler
	Title:	Assistant Vice President and Assistant Secretary		Title:	Assistant Vice President and Assistant Secretary

AMENDED SCHEDULE A

Effective May 1, 2004

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account VA-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One
Separate Account VA R
Separate Account VA S
Separate Account Q
Separate Account QNY

Policies:	Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples - Advisor’s Edge Variable Annuity
Peoples – Advisor’s Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life

TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity
Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulatorSM VUL
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder—BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor’s Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Flexible Premium Variable Annuity – A
Portfolio Select Variable Annuity
Flexible Premium Variable Annuity – B
Flexible Premium Variable Annuity – C
Flexible Premium Variable Annuity – D
Flexible Premium Variable Annuity – E

Portfolios:	AEGON/Transamerica Series Fund, Inc. – Each Portfolio has an Initial Class of Shares and a Service Class of Shares
AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Large Company Value
Capital Guardian U.S. Equity
Capital Guardian Global
Capital Guardian Value
Clarion Real Estate Securities
Federated Growth & Income
Great Companies – America sm
Great Companies – Technology sm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value
Janus Growth
Jennison Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income

T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Small/Mid Cap Value
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth